EXHIBIT 16.2

February 12, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Consumer Portfolio Services, Inc.'s statements included under Item 4.01 of its Form 8-K filed on February 12, 2009 and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP